Exhibit 32.1
CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)
In connection with the accompanying Quarterly Report of USA Technologies, Inc., (the “Company”) on Form 10‑Q/A for the period ended September 30, 2019 (the “Report”), I, Donald W. Layden, Jr., Interim Chief Executive Officer of the Company, hereby certify that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 18, 2020	/s/ Donald W. Layden, Jr.
Donald W. Layden, Jr.
Interim Chief Executive Officer